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                       FORM OF FIRST AMENDMENT TO THE
                   EMPLOYMENT AGREEMENT FOR RICHARD A. RAISIG

         This First Amendment to the Employment Agreement for Richard A. Raisig, effective as of April 18, 2000, is by and between Microvision, Inc., a Washington corporation (the "Company"), and Richard A. Raisig (the "Executive").

         WHEREAS, Executive serves as the Chief Financial Officer and Vice President, Operations of the Company;

         WHEREAS, the Company and Executive entered into an Employment Agreement, dated as of October 1, 1997, (the "Employment Agreement"); and

         WHEREAS, in consideration for Executive's continued services to the Company, the Company desires to amend the Employment Agreement to extend the term thereof;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties agree as follows:

1. The date set forth in Section 1.3 of the Employment Agreement shall be changed to December 31, 2003.

2. The annual salary amount set forth in Section 2.1 of the Employment Agreement shall be changed to $170,000.

3. The respective address for notice for each of the Company and Executive set forth in Section 19 of the Employment Agreement shall be changed to 19910 North Creek Parkway, Bothell, Washington 98011-3008.

4. All other terms and conditions of the Employment Agreement shall remain in full force and effect.

         In witness whereof, the parties have executed this First Amendment to the Employment Agreement as of the 18th of April, 2000.

MICROVISION, INC.                           EXECUTIVE

_____________________________               _____________________________

By: _________________________               By: _________________________

Its:_________________________